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                             CO-PUBLISHING AGREEMENT



          AGREEMENT made as of the lst day of October, 1999, by and between Antra Music Group, Inc. d/b/a Antraphil Music or such other publishing designee as Antra Music Group, Inc. may designate, at 1515 Locust Street, Philadelphia PA 19102 (collectively the "Publisher", "we", "us", "our") and Jeffrey Brown p/k/a "Crush," c/o James Elam, IV, Dilworth, Paxson LLP, 1735 Market St., Philadelphia, PA 19103-7595 ("Writer", "you", "your").

          For good and valuable consideration, the receipt and sufficiency of which is acknowledged by the parties, the parties, intending to be legally bound, hereby agree as follows:

1.  TERM

         (a) The "Recording Agreement" is defined as the exclusive artist recording agreement dated as of October 1, 1999, as same may be amended from time to time, between Antra Music Group, Inc. ("Antra") and Jeffrey Brown p/k/a "Crush" ("Artist").

          (b) The term of this Agreement (the "Term") shall commence on the date hereof and shall continue (subject to the remaining provisions of this paragraph
1) for a first contract period (the "Initial Period") ending ninety (90) days after delivery (as defined in the Recording Agreement) of all materials required to be delivered with respect to the Recording Commitment for the First Renewal Period under the Recording Agreement.

          (c) Writer hereby grants Publisher seven (7) separate, irrevocable and exclusive options to extend the Term for additional Contract Periods (each of which additional Contract Periods may sometimes herein be referred to as "Option Period(s)") on the same terms and conditions applicable to the Initial Period. Each such option shall be deemed automatically exercised if Antra exercises the option for the next succeeding Album of the Recording Commitment under the Recording Agreement, unless Publisher notifies Writer in writing that Publisher has elected not to exercise an option hereunder, which notice shall be sent on or before ninety (90) days following the delivery (as defined in the Recording Agreement) of all materials required to be delivered in connection with the next succeeding Album of the Recording Commitment under the Recording Agreement (by way of illustration but not by way of limitation, Publisher shall have the right to decline to exercise its option to extend the Term for a second Option Period hereunder on or before ninety (90) days after delivery of the Recording Commitment for the Second Renewal Period under the Recording Agreement); if Publisher exercises an option hereunder, the Term shall be deemed automatically extended until ninety (90) days after



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delivery of all materials required to be delivered in connection with the next succeeding Album of the Recording Commitment under the Recording Agreement. Notwithstanding anything contained herein, the Term of this Co-Publishing Agreement shall be coterminous with the Term of the Recording Agreement.

2. GRANT OF RIGHTS

         (a) Subject to Publisher's exclusive administration rights and the other rights herein granted to Publisher, Writer hereby irrevocably assigns, conveys and sets over to Publisher, an undivided fifty percent (50%) interest in the right, title and interest in all Compositions, including without limitation, the copyrights and all renewals and extensions of such copyrights, all claims and causes of action related to any Compositions accrued or accruing at any time, the right to secure copyright and renewal rights therein and thereto, and all other rights in the Compositions throughout the Universe (the "Territory"), in perpetuity. The Compositions shall be registered for copyright by Publisher in the names of Publisher and Writer in the Office of the Register of Copyrights of the United States of America. The Compositions subject to this agreement are
(i) all musical compositions created by Writer, alone or in collaboration with others, during the Term hereof; and (ii) all musical compositions created by Writer, alone or in collaboration with others, prior to the commencement of the Term hereof which are not subject to an existing songwriting or publishing agreement (individually and collectively "Compositions").

         (b) Without limiting the generality of paragraph 2 (a) above, Publisher shall have the sole and exclusive rights throughout the Territory for the full term of the copyright and all renewals and extensions thereof with respect to each of the Compositions:

                  (i) to print, publish and sell printed copies of the Compositions in any and all parts of the Territory;

                  (ii) to grant non-exclusive licenses to manufacture parts for mechanical and electrical reproduction including phonographic records and transcriptions; and to collect all royalties and fees payable by reason thereof;

                  (iii) to grant the rights of public performance of the Compositions, including broadcasting and television, and to license such rights throughout the World; and to collect all royalties and fees payable by reason thereof including any and all performance monies or royalties payable to Publisher in respect of the Compositions by the American Society of Composers, Authors and Publishers, Broadcast Music, Inc. or any other performing rights organization, provided, however, that Writer shall be entitled to

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collect the so-called Writer's share of such performance income from such performing rights organization(s) which pay such share directly to Writer;

                  (iv) to grant licenses for synchronization, recording, reproduction and use of the Compositions in and with motion pictures, television films and commercial advertisements; to make copies of the recordings thereof; and to import, distribute and exploit such copies into all countries of the world;

                  (v) to collect any and all royalties, fees and other monies earned with respect to the Compositions (including, without limitation, any royalties, fees or other monies earned prior to the date hereof but not collected as of the date hereof);

                  (vi) to grant to third parties all rights granted hereunder to publisher;

                  (vii) to make any and all arrangements and adaptations of the Compositions of any kind or nature, to produce any new lyric thereof or a translation of the original lyrics thereof or of any new lyric thereof, to change the title thereof, and to do every other act and thing in respect of the Compositions to make the same suitable and proper for publication in the Territory (and to publish, use and exploit the Compositions with or without any such arrangement, adaptation, new lyric or translation thereof in the Territory), which new matter shall be jointly owned by Writer and Publisher in accordance with the provisions of this Agreement; and

                  (viii) to otherwise administer and grant rights in, to and under the Compositions and the copyrights therein.

          (c) Writer hereby authorizes and appoints Publisher as Writer's attorney-in-fact, irrevocably, to secure and renew or extend, for Publisher's benefit, the copyright in the Compositions and to execute in Writer's name any and all documents and instruments necessary or desirable to accomplish the foregoing or to evidence Publisher's and Writer's ownership of such copyrights (including the Exhibits attached to this Agreement), such power being coupled with an interest is irrevocable.

          (d) During the Term hereof, any person with whom Writer may wish to collaborate as author, composer, arranger or adaptor of any compositions or related work shall agree in writing prior to the commencement of such collaboration that such person will be bound by the terms and conditions hereof respecting Writer with respect to all the results and proceeds of the collaborative effort. Without limiting the generality of the foregoing, Publisher shall be the publisher of such collaborative work(s), subject to the terms and conditions hereof.

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3. NAME AND LIKENESS

         Publisher shall have the irrevocable and perpetual right to use, reproduce, print, publish and disseminate (and to allow others to do so) the name and likeness of Writer, and biographical material pertaining to Writer and any other writer(s) for the purposes of trade in exploiting the Compositions, and in advertisements for Publisher.

4. ADVANCES

         With respect to the Compositions embodied on the first Album of the Recording Obligation pursuant to the Recording Agreement, Publisher shall pay to Writer an advance of Ten Thousand Dollars ($10,000) in accordance with the following schedule: $3,500 which Writer acknowledges having received already (which payment, although made prior to the date hereof, shall be deemed to have been made in connection with the first Album of the Recording Obligation), $2,500 payable upon full execution of this Agreement and the Recording Agreement, $2,500 on or before thirty (30) days after the full execution of this Agreement and the Recording Agreement, and $1,500 on or before sixty (60) days after the full execution of this Agreement and the Recording Agreement, all of which shall be applied against and recouped from all sums payable by Publisher to Writer pursuant to Article 5 below.

5. ROYALTIES

         On condition that Writer is not now or hereafter during the Term in material breach of the terms and conditions of this Agreement, Publisher agrees to pay to Writer the royalties and fees set forth below, of all net amounts actually received by Publisher in the United States in United States Dollars in respect of its exploitation of the Compositions:

         (a) Public Performance Income: Fifty percent (50%) of Publisher's Net Income derived from publisher's share of public performance income collected by Publisher with respect to the performance, broadcast or televising of the Compositions. Publisher and its sub-publishers or licensees shall collect the full publisher's share of performance fees arising from the performance, broadcast or televising of the Compositions. It is understood and agreed that Writer will receive his/her/their respective share of nondramatic public performance income directly from his/her/their respective performing rights societies. If Publisher licenses any public performance use directly, Publisher shall pay Writer seventy-five percent (75%) of Publisher's Net Income derived from those licenses.

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         (b) Mechanical Income: Seventy-Five percent (75%) of Publisher's Net
Income derived from the licensing, sale or other disposition of mechanical, electrical or electronic reproduction rights in such Compositions; provided, however that such amount shall be Fifty percent (50%) in respect of "cover" recordings of the Compositions.

         (c) Synchronization Income: Fifty percent (50%) of Publisher's Net Income derived from the exploitation of the Compositions used for sound synchronization in motion pictures, television sound tracks and commercials (including, without limitation, radio or television) or other audiovisual works.

         (d) Other Income: Seventy-Five percent (75%) of Publisher's Net Income derived from the licensing of any other rights in the Compositions not specified in this paragraph 5 (other than sums paid to Publisher as a result of litigation or settlement of claims of infringement or other recovery made by Publisher against an infringer, which shall be divided equally between Publisher and Writer after the costs and expenses (including legal fees) have been recouped out of such recovery.

         (e) "Publisher's Net Income" shall mean all monies actually earned and received by Publisher in the United States from the exploitation of the Compositions throughout the Territory, less an administration fee equal to ten percent (10%) of all such monies, and less all reasonable and actual costs and expenses attributable to the Compositions and exploitation thereof including, without limitation, any costs actually advanced or incurred by Publisher in connection with the administration and exploitation of the Compositions including, without limitation, all costs of copyrighting the Compositions; fees of a trustee or collecting agent for the licensing of recording or other rights in the Compositions; the costs of creation and exploitation of the new material described in paragraph 2 (b) (vii) above, and all costs and expenses incurred in connection with the exploitation and protection of Publisher's rights hereunder including, without limitation legal fees and accounting fees; the costs of any phonograph records or tapes of the Compositions distributed for promotional purposes and the out-of-pocket costs of such distribution; the costs of printing, arranging, and transcribing lead sheets for the Compositions, and advertising and promoting the Compositions, but not including any expenses related to Publisher's general overhead.

         (f) Any direct or indirect payments to Writer with respect to the Compositions (other than the songwriter's share of nondramatic public performance income) shall be immediately reported and turned over to Publisher for accounting under paragraph 6.

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6. ACCOUNTING

         (a) Publisher shall account to Writer within ninety (90) days following the end of each semi-annual period ending June 30th and December 31st, and all monies shown to be due under this Agreement shall be paid by Publisher to Writer in United States Dollars at the applicable rate of exchange at which Publisher is paid, upon the rendition of the respective semi-annual statements. Royalties shall not be due and payable until monies have actually been received by Publisher in the United States in United States Dollars. Publisher agrees that Writer shall have the right, upon reasonable notice and during normal business hours not more than once a year, and not more than once with respect to any accounting statement, to examine or have its duly authorized representative or accountant examine Publisher's books and records insofar as they pertain to the computation of royalties payable to Writer hereunder in respect of the Compositions. All statements hereunder shall be deemed final and not subject to objection unless specific objection stating the basis thereof is made by written notice to Publisher within two (2) years from the date the statement is rendered, and suit is commenced within one (1) year thereafter. For the purpose of computing the time periods set forth in this paragraph 6 (a), each accounting statement hereunder shall be deemed conclusively to have been rendered to Writer on the last date prescribed in this paragraph 6 (a) unless Writer has notified Publisher otherwise in writing within thirty (30) days after such date.

         (b) Writer hereby authorizes and directs Publisher to withhold from any monies due Writer from Publisher any part thereof required by any governmental authority to be withheld and to pay such monies to such authority.

7. ASSIGNMENT

         Publisher may sell, transfer, license, sublicense or assign this Agreement or any of its rights hereunder to any third party.

8. WARRANTIES AND REPRESENTATIONS

         (a) With the exception of so-called "samples" (as such term is commonly understood in the music industry) which have been made known to Publisher and which have been legally cleared and licensed at Writer's sole cost and expense (in the event any assignment of music publishing ownership, income participation or administration rights in or to a Composition, or any other terms affecting the rights granted hereunder, shall become necessary to obtain such licensing clearances, Publisher must approve the terms of any such agreement), but fully subject to the terms of Subparagraph 8 (a) (i) below, Writer warrants and represents that each of the Compositions are and/or will be original and will not infringe upon

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any rights of any person, firm or corporation, the creative contributions of
Writer to the Compositions are and will be new and original, and no such creative contributions are or will be an imitation or copy of any other musical composition, or do or will violate or infringe upon any common law, statutory or other rights of any party. Writer further warrants and represents that Writer has the full right to enter into this Agreement and grant to Publisher all of the rights granted herein free and clear of any and all claims, rights and Commitments whatsoever.

                 (i) notwithstanding anything contained herein, any portion of music publishing ownership, income participation or administration required to be assigned or conveyed to clear the usage of a sample or to settle a claim in connection with a sample shall be deducted only from the ownership or income participation interest otherwise possessed by Writer hereunder.

         (b) Publisher shall not be required to make any payments of any nature for, or in connection with, the acquisition, exercise or exploitation of rights by Publisher pursuant to this agreement except as specifically provided in this agreement;

         (c) No Materials, as herein defined, or any use thereof, will violate any law or infringe upon or violate the rights of any Person. "Materials," as used in this paragraph, means: (1) all Compositions, (2) the name used by Writer or any writer(s) of the Compositions, and (3) all other musical, dramatic, artistic and literary materials, ideas, and other intellectual properties, furnished or selected by the Writer, and contained in or used in connection with any Compositions hereunder or the advertising, publicizing or other exploitation thereof; and

         (d) Writer agrees to and does hereby indemnify, save and hold Publisher harmless from and against any and all loss and damage (including legal fees) arising out of or in connection with any breach or alleged breach of this Agreement or any claim which is inconsistent with any of the warranties or representations made by Writer in this Agreement. Writer agrees to reimburse Publisher on demand for any payment made or incurred by Publisher with respect to any liability or claim to which the foregoing indemnity applies. Pending the determination of any claim involving such alleged breach or failure, Publisher may withhold sums due you hereunder in an amount reasonably consistent with the amount of such claim.

9. UNIQUE SERVICES

         It is specifically understood and agreed that the services of Writer to be rendered under this Agreement in writing and composing are unique and extraordinary and cannot be replaced, and that in

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the event of violation by Writer of any of the terms or conditions hereof,
Publisher and all other parties in interest shall be entitled to injunctive and other equitable relief in addition to all other rights and remedies.

10. INDEPENDENT CONTRACTOR

         Writer represent(s) and warrant(s) that all of his/her/their services shall be rendered under this Agreement in the capacity of an independent contractor and not as an employee or joint venturer of Publisher. Without limitation, Writer shall make all appropriate withholdings and pay all estimated and other taxes and contributions of any sort or nature which may be required as a result of or based upon any compensation payable to Writer hereunder. Writer acknowledges that the foregoing warranty and representation will be relied upon by Publisher for the purpose of determining whether or not it is necessary to make withholdings for U.S. Federal Taxes and other applicable taxes and Commitments from monies being paid to or for the account of Writer hereunder.

11. JURISDICTION

         It is the express intent of the parties that this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, with the full force and effect as though this Agreement had been executed in and fully performed in said Commonwealth of Pennsylvania. In the event of any dispute hereunder, the parties hereto expressly agree that the State Courts or the Federal Court located in the County of Philadelphia shall have full jurisdiction over the parties hereto, and the parties hereby bind themselves over fully and completely to the jurisdiction of said courts. In the event that process must be served in connection with any such dispute, the parties agree that such process may be served by personal delivery within or without the Commonwealth of Pennsylvania or by registered mail to the parties at their respective addresses set forth herein.

12. NOTICES

         All notices required to be given to Publisher shall be sent to Publisher at its address first mentioned herein, and all royalties, royalty statements and payments and any and all notices to Writer shall be sent to Writer at his/her/their address first mentioned herein or such other address as each party respectively may hereafter designate by notice in writing to the other. All notices sent under this agreement shall be in writing and, except for royalty statements shall be sent by registered or certified mail, return receipt requested and the day of mailing of any such notice shall be deemed the date of the giving thereof (except notices of change of address, the date of which shall be the date of receipt

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by the receiving party). Writer shall send copies of all notices and correspondence to Publisher to Law office of Brad A. Rubens, LLC, 425 North 20th Street, Philadelphia, PA 19130.

13. ENTIRE AGREEMENT

         This agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and no modification, amendment, waiver, termination or discharge of this agreement shall be binding upon any party unless confirmed by written instrument signed by the party against whom enforcement is sought.

14. CURE

         No breach of this Agreement on the part of Publisher shall be deemed material, unless Writer shall have given Publisher notice of such breach and Publisher shall fail to cure such breach within sixty (60) days after receipt of such notice if such breach is reasonably capable of being fully cured within such sixty (60) day period; or if such breach is not reasonably capable of being fully cured within such sixty (60) day period, if Publisher shall fail to commence to cure such breach within such sixty (60) day period and/or fail thereafter to proceed with reasonable diligence to complete the curing of such breach.

15. MISCELLANEOUS

         (a) All copyrights and renewals and extensions thereof and all other rights vested in Publisher during the Term hereof shall survive the termination of this Agreement to the fullest extent permitted under the United States Copyright Act of 1976.

         (b) The title or headings of provisions herein are used for convenience only, and do not constitute a part of this Agreement and are not to be used in the construction hereof.

         (c) If any part of this Agreement shall be determined to be invalid or unenforceable by a court of competent jurisdiction or by any other legally constituted body having jurisdiction to make such determination, the remainder of this Agreement shall remain in full force and effect.








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         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written;

ANTRA MUSIC GROUP, INC.("Publisher")             ACCEPTED AND AGREED TO:
D/B/A ANTRAPHIL MUSIC                            ("Writer")


By:_________________________                     By:/s/ Jeffrey Brown
                                                    -----------------------
                                                    Jeffrey Brown










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                                   EXHIBIT "A"

                             ASSIGNMENT OF COPYRIGHT

         For and in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, the undersigned hereby irrevocably sells, assigns, transfers, sets over and conveys to Antra Music Group, Inc: d/b/a Antraphil Music, its successors and assigns (subject to the terms of that certain agreement between the undersigned and Antra Music Group, Inc. dated as of the lst day of October, 1999), fifty percent (50%) of the undersigned's undivided right, title and interest in the entire worldwide copyright and any and all other rights, including any renewals, extensions and reversions of copyright and any and all other rights in and to the musical compositions set forth on Schedule 1 attached hereto and made a part hereof, including the title, music and lyrics thereof and all arrangements thereof and the right to arrange, adapt and create derivative works from such musical compositions, together with all copyrights and proprietary rights therein and in any and all versions of said musical compositions, and any renewals, extensions and reversions thereof (whether presently available or subsequently available as the result of intervening legislation) in the United States of America and elsewhere throughout the world, and further including any and all causes of action for infringement of the same, past, present and future, and all proceeds from the foregoing accrued and paid hereafter accruing.

         IN WITNESS THEREOF, the undersigned has caused this transfer of copyright to be executed this 1st day of October, 1999.

                                                   /s/ Jeffrey Brown
                                                   ---------------------
                                                   Jeffrey Brown
STATE OF PENNSYLVANIA  )
                       )  ss:
COUNTY 0F PHILADELPHIA )

On this 1st day of October, 1999, before me personally came Jeffrey Brown, and to me known, and known to me to be the person named in and who executed the foregoing agreement, and who has acknowledged to me that he has executed same.

                                                  /s/ Rose Marie Walsh
                                                  -----------------------
                                                      Notary Public

                                 EXHIBIT "A"

                                                    Rose Marie Walsh
                                                 Commissioner of Deeds
                                              Commonwealth of Pennsylvania
                                           My Commission Expires Dec. 8, 2000


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                                 EXHIBIT "B"


                                                             October 1, 1999


Broadcast Music, Inc.
320 West 57th Street
New York, NY 10019


Gentlemen:


         Please be advised that the undersigned has entered into an agreement with Antra Music Group, Inc. d/b/a Antraphil Music ("Antraphil"), of 1515 Locust Street, Philadelphia, PA 19102 pursuant to which Antraphil shall have the sole and exclusive right to collect and receive all royalties otherwise payable to the undersigned with respect to the musical compositions set forth on Schedule 1, attached hereto and made a part hereof.

         Accordingly, you are hereby authorized and directed to pay to Antraphil all accrued and future royalties payable with respect to the said musical compositions.


                                               Very truly yours,



                                               By: /s/ Jeffrey Brown
                                                   -----------------------
                                                   Jeffrey Brown












                                   EXHIBIT "B"





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                                 EXHIBIT "C"


                                                             October 1, 1999


ASCAP
One Lincoln Plaza
New York, NY 10023

Gentlemen:


         Please be advised that the undersigned has entered into an agreement with Antra Music Group, Inc. d/b/a Antraphil Music ("Antraphil"), of 1515 Locust Street, Philadelphia, PA 19102 pursuant to which Antraphil shall have the sole and exclusive right to collect and receive all royalties otherwise payable to the undersigned with respect to the musical compositions set forth on Schedule 1, attached hereto and made a part hereof.

         Accordingly, you are hereby authorized and directed to pay to Antraphil all accrued and future royalties payable with respect to the said musical compositions.


                                                    Very truly yours,



                                                    By: /s/ Jeffrey Brown
                                                       --------------------
                                                       Jeffrey Brown

















                                   EXHIBIT "C"


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                                   SCHEDULE 1



















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